SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: June 1, 2013

HUAYUE ELECTONICS, INC.

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

300 Somerset St., Room 469, Harrison, New Jersey	07029
(Address of principal executive offices)	(Zip Code)

646-512-5778
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On June 1, 2013 the Board of Directors of Huayue Electronics, Inc. dismissed GZTY CPA Group, LLC from its position as the principal independent accountant for Huayue Electronics, Inc. There is no audit committee of the Board of Directors.

The audit report of GZTY CPA Group, LLC on Huayue Electronics, Inc.’s financial statements for the years ended May 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion or qualification.  GZTY CPA Group, LLC did not, during the applicable periods, advise Huayue Electronics, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to June 1, 2013, there was no (i) disagreement between the Huayue Electronics, Inc. and GZTY CPA Group, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused GZTY CPA Group, LLC to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Huayue Electronics, Inc. has requested GZTY CPA Group, LLC to furnish a letter addressed to the Securities Exchange Commission stating whether or not GZTY CPA Group, LLC agrees with the statements in this 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

On the same day, Huayue Electronics, Inc. retained the firm of Friedman, LLP to serve as its new principal independent accountant.  At no time during the past two fiscal years or any subsequent period prior to June 1, 2013 did Huayue Electronics, Inc. consult with Friedman, LLP regarding any matter of the sort described above with reference to GZTY CPA Group, LLC, any issue relating to the financial statements of Huayue Electronics, Inc., or the type of audit opinion that might be rendered for Huayue Electronics, Inc.

Item 9.01                      Financial Statements and Exhibits

Exhibits

16.	Letter from GZTY CPA Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2013	Huayue Electronics, Inc.

	By:	/s/ Pan Shudong
Pan Shudong, Chief Executive Officer